                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GLOBAL SIGNAL INC.

          The undersigned, Stephen W. Crawford, certifies that he is the
Executive Vice President, General Counsel, and Secretary of GLOBAL SIGNAL INC.,
a corporation organized and existing under the laws of the State of Delaware
(the "Corporation"), and does hereby further certify as follows:

          (1) The name of the Corporation is GLOBAL SIGNAL INC.

          (2) The name under which the Corporation was originally incorporated was PINNACLE MERGER CORP. and the original Certificate of Incorporation of the
Corporation was filed with the Secretary of State of the State of Delaware on
October 30, 2002.

          (3) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware.

          (4) The text of the Amended and Restated Certificate of Incorporation
of the Corporation as amended hereby is restated to read in its entirety, as follows:

                                  ARTICLE ONE

          The name of the corporation is Global Signal Inc. (the "Corporation").

                                  ARTICLE TWO

          The address of the Corporation's registered office in the State of
Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County
of New Castle 19808. The name of its registered agent at such address is
Corporation Service Company.

                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, or any successor thereto ("Delaware
Corporation Law").

                                  ARTICLE FOUR

                           PART A. AUTHORIZED SHARES

          1. NUMBER OF AUTHORIZED SHARES. The total number of shares of Capital
Stock (as defined below) which the Corporation has authority to issue is
120,000,000 shares, consisting of:

               a. 100,000,000 shares of Common Stock, par value $0.01 per share
          (the "Common Stock"); and

               b. 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          Shares of Common Stock and Preferred Stock will have the rights, preferences and limitations separately set forth below. As used in this certificate of incorporation of the Corporation, as amended and restated from time to time (this "Certificate of Incorporation"), "Capital Stock" means all classes or series of stock of the Corporation, including, without limitation,
Common Stock and Preferred Stock.

          2. REGISTRATION OF TRANSFERS. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates)
a register for the registration of shares of Capital Stock. Upon the surrender at such place of any certificate representing shares of Capital Stock with respect to all of which a transfer would satisfy all requirements of Part D of
Article FOUR, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate (so long as the requirements of Part D of Article FOUR are otherwise satisfied with respect to the Capital Stock represented by such certificate) and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          3. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                            PART B. PREFERRED STOCK

          Shares of Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation (the "Board of
Directors") is hereby authorized to provide for the issuance of all or any shares of Preferred Stock, and to fix for each class or series thereof such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i)
subject to redemption at such time or times and at such price or prices; (ii)
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of Capital Stock, or of any other series of the same or any other class or classes of Capital Stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; in the case of each of the foregoing, all as may be stated in such resolution or resolutions.

                              PART C. COMMON STOCK

          All shares of Common Stock will be identical in all respects and will entitle the holders of such shares to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The holders of Common
Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the Corporation's stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held by such holder.

            PART D. RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

          1. DEFINITIONS. For the purpose of this Part D and Article THIRTEEN, the following terms shall have the following meanings (references to sections shall be to sections of this Part D):

               "Aggregate Stock Ownership Limit" means not more than nine and nine-tenths percent (9.90%) of the aggregate value of the outstanding shares of any class or series of Capital Stock. In applying this Part
          D, any questions as to value shall be resolved by the Board of
          Directors in good faith, which determination shall be conclusive for all purposes hereof.

               "Beneficial Ownership" means ownership of Capital Stock by a
          Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including indirect ownership through a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as

          modified by Section 856(h) of the Code, including, without limitation, interests that are issuable by the Corporation pursuant to options, warrants or conversion rights. The terms "Beneficial Owner,"
          "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

               "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

               "Cancelled Stock" means Capital Stock of the Corporation that was repurchased, redeemed or otherwise cancelled by the Corporation after the Initial Date.

               "Charitable Beneficiary" means one or more beneficiaries of a
          Trust as determined pursuant to Section 3, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References herein to particular sections of the Code shall be deemed to include applicable successor provisions to such sections.

               "Constructive Ownership" means ownership of Capital Stock by a
          Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including indirect ownership through a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
          Section 856(d)(5) of the Code. The terms "Constructive Owner,"
          "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

               "Event" shall have the meaning set forth in Section 2.1(b)(1).

               "Excepted Holder" means: (i) any Beneficial Owner or Constructive
          Owner of Capital Stock for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 2.7; and (ii) any Person who acquires shares of Capital Stock from an Existing Holder to the extent such Person establishes to the satisfaction of the Board of
          Directors that such Person's acquisition of such Capital Stock would not (A) result in an individual Beneficially Owning more than nine and nine-tenths percent (9.90%) of the aggregate value of the outstanding shares of any class or series of Capital Stock, or otherwise cause the
          Corporation to fail to qualify as a REIT, (B) result in the
          Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the
          Corporation to fail to satisfy any of the gross income requirements of
          Section 856(c) of the Code or (C) cause the Capital Stock to be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

               "Excepted Holder Limit" means: (i) with respect to an Excepted
          Holder described in clause (i) of the definition of "Excepted Holder,"
          and provided that such Excepted Holder agrees to and does comply with the requirements established by the Board of Directors pursuant to
          Section 2.7, the percentage limit or limits established by the Board of Directors for such Excepted Holder pursuant to Section 2.7; and
          (ii) with respect to an Excepted Holder described in clause (ii) of the definition of "Excepted Holder," the lesser of the (A) amount of
          Capital Stock acquired by such Excepted Holder from an Existing Holder
          (or from a Person who is classified as an Excepted Holder pursuant to clause (ii) of the definition of "Excepted Holder") or (B) the amount of Capital Stock that, as determined by the Board of Directors, would not, upon the acquisition by such Excepted Holder, have any of the effects described in clauses (A) through (C) of such clause (ii).

               "Existing Holder" means any Person who, at the close of business on the Initial Date or the IPO Date, as the case may be, Beneficially
          Owned or Constructively Owned shares of Capital Stock in excess of the
          Aggregate Stock Ownership Limit.

               "Existing Holder Limit" means, with respect to an Existing
          Holder, the amount of Capital Stock that such Existing Holder
          Constructively Owned or Beneficially Owned as of the close of business on the Initial Date or, if greater, the IPO Date, plus any Capital
          Stock for which such Existing Holder possessed an enforceable right
          (whether contingent or fixed), or was under an enforceable obligation
          (whether contingent or fixed), to acquire or purchase as of the close of business on the Initial Date or the IPO Date, as the case may be;
          provided, however, that, in the event an Existing Holder sells or disposes of any Capital Stock, such Existing Holder's Existing Holder
          Limit shall be reduced to the greater of the Aggregate Stock Ownership
          Limit or such transferor's ownership percentage in the Corporation immediately after such sale or disposition.

               "Initial Date" means November 1, 2002.

               "IPO Date" means the date on which the Corporation, following the
          Initial Date, consummates an initial public offering of shares of
          Common Stock, pursuant to a registration statement filed with the U.S.
          Securities and Exchange Commission.

               "Market Price" on any date means, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" means the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the
          NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is

          not listed or admitted or trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated
          Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such
          Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of
          Directors or, in the event that no trading price is available for such
          Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

               "NYSE" means the New York Stock Exchange.

               "Person" means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under
          Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange
          Act of 1934, as amended.

               "Prohibited Owner" means, with respect to any purported Transfer or Event, any Person who, but for the provisions of Section 2.1, would directly or indirectly own, or Beneficially or Constructively Own, shares of Capital Stock that were transferred to a Trust pursuant to
          Section 2.1(b).

               "REIT" means a real estate investment trust within the meaning of
          Section 856 of the Code.

               "Restriction Termination Date" means the first day after the
          Initial Date on which the Board of Directors determines pursuant to
          Article THIRTEEN that it is no longer in the best interests of the
          Corporation to attempt to, or continue to, qualify as a REIT, or that compliance with each of the restrictions and limitations on Beneficial
          Ownership, Constructive Ownership and Transfers of shares of Capital
          Stock as set forth herein is no longer required.

               "Transfer" means any issuance, redemption, sale, distribution, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or a direct or indirect interest in any shares, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on
          Capital Stock including (i) the granting or exercise of any option (or any

          disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership or direct or indirect ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or
          Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

               "Treasury Regulations" means the regulations promulgated by the
          Secretary of the Treasury under the Code. Any reference to a particular Treasury Regulation or section or provision thereof shall be deemed to also refer to any successor Regulation or section or provision having similar effect.

               "Trust" means any trust provided for in this Part D.

               "Trustee" means a Person unaffiliated with the Corporation and a
          Prohibited Owner, that is appointed by the Corporation to serve as trustee of a Trust.

               2. RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK.

                    2.1 Ownership Limitations. During the period commencing on the Initial Date and ending upon the Restriction Termination
               Date:

                    a. Basic Restrictions.

                    (1) REIT Limitations.

                         (A) No Person, other than an Existing Holder or an
                    Excepted Holder, shall Beneficially Own or directly or
                    indirectly own shares of Capital Stock equal to or in excess of the Aggregate Stock Ownership Limit. No Existing Holder
                    shall own shares of Capital Stock in excess of its Existing
                    Holder Limit (as adjusted), and no Excepted Holder shall own shares of Capital Stock in excess of its Excepted Holder
                    Limit (as adjusted).

                         (B) No Person shall Beneficially Own shares of Capital
                    Stock to the extent that such Beneficial Ownership of
                    Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code
                    (without regard to whether the ownership interest is held
                    during the last half of a taxable year), or otherwise
                    failing to qualify as a REIT.

                         (C) No Person shall Constructively Own shares of
                    Capital Stock to the extent that such Constructive Ownership would result in the Corporation owning (actually or
                    Constructively) an interest in a tenant that is described in
                    Section

                    856(d)(2)(B) of the Code if the income derived by the
                    Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
                    Section 856(c) of the Code.

                         (D) No Person shall Transfer any Beneficial Ownership
                    or Constructive Ownership of, or any direct or indirect
                    interest in Capital Stock if, as a result of such Transfer, the Capital Stock would be beneficially owned by less than
                    100 Persons (determined under the principles of Section
                    856(a)(5) of the Code).

                         (E) Notwithstanding any other provision hereof, if a
                    Person's Beneficial Ownership or Constructive Ownership of
                    Capital Stock would be permitted by Section 2.1(a)(1)(A)
                    above but would be prohibited by any of Sections
                    2.1(a)(1)(B), 2.1(a)(1)(C) or 2.1(a)(1)(D), then such
                    Person's Beneficial Ownership or Constructive Ownership of
                    such Capital Stock, to the extent in violation of any of
                    Sections 2.1(a)(1)(B), 2.1(a)(1)(C) or 2.1(a)(1)(D), shall be deemed to be in violation of Section 2.1(a)(1) and shall be subject to the terms of Section 2.1(b).

                    b. Transfer in Trust.

               (1) If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) or other event not constituting a Transfer (an "Event") occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning, or
          otherwise having any direct or indirect interest in shares of Capital
          Stock in violation of any provision of Section 2.1(a): (i) then that number of shares of Capital Stock the Beneficial or Constructive
          Ownership of, or direct or indirect interest in, which would otherwise cause such violation (rounded to the nearest whole share) shall be automatically transferred to one or more Trusts for the benefit of a
          Charitable Beneficiary, as described in Section 3, effective as of the close of business on the Business Day prior to the date of such
          Transfer or Event, and such Person shall acquire no rights in such shares; or (ii) if the transfer to the Trust or Trusts described in clause (i) above would not be effective for any reason to prevent the violation of Section 2.1(a), then the Transfer of that number of shares of Capital Stock that otherwise would cause a violation of any provision of Section 2.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
          Notwithstanding any other provision hereof: (i) solely for purposes of determining whether a Transfer or Event has caused an Existing Holder to violate Section 2.1(a)(1)(A), all shares of Cancelled Stock shall be treated as shares of issued and outstanding Capital Stock; and (ii)
          for purposes of determining whether a Transfer or Event has caused (X)
          any Person other than an

          Existing Holder to violate Section 2.1(a)(1)(A) or (Y) any Person, including an Existing Holder, to violate any of Section 2.1(a)(1)(B),
          2.1(a)(1)(C), or 2.1(a)(1)(D), shares of Cancelled Stock shall not be treated as outstanding Capital Stock.

               (2) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 2.1(b) and
          Section 3, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a
          Person or Persons that caused or contributed to the application of this Section 2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

               (3) To the extent that, upon a transfer of shares of Capital
          Stock pursuant to this Section 2.1(b), a violation of any provision of
          Section 2.1(a) would nonetheless be continuing, then shares of Capital
          Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 2.1(a).

               2.2 Remedies for Breach. If the Board of Directors shall at any time determine in good faith that a Transfer or Event has taken place that results in a violation of Section 2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or
          Constructive Ownership of, or any direct or indirect interest in, any shares of Capital Stock in violation of Section 2.1(a) (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Event, including, without limitation, causing the
          Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation, or instituting proceedings to enjoin such Transfer or Event; provided, however, that any Transfer or attempted Transfer or Event in violation of Section 2.1(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer or Event shall be void ab initio as provided above irrespective of any action (or non-action) by the
          Board of Directors.

               2.3 Notice of Restricted Transfer. Any Person who, by way of
          either a Transfer or an Event, acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of, or any
          direct or indirect interest in any shares of Capital Stock that will or may violate Section 2.1(a), and any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 2.1(b), shall in each such case immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction or Event, give at least 15 days' prior written notice, and shall provide to the
          Corporation such other information as the

          Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

               2.4 Owners Required to Provide Information. From the Initial Date
          and prior to the Restriction Termination Date:

               a. every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of
          Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the
          Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

               b. each Person who is a Beneficial or Constructive Owner of
          Capital Stock and each Person (including the stockholder of record)
          who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT or for other tax or compliance reasons.

               2.5 Remedies Not Limited. Subject to (i) Article THIRTEEN, (ii)
          Section 2.7(c), and (iii) the provisions in the definitions of the terms Excepted Holder and Existing Holder in Section 1, nothing contained in this Section 2 shall limit the authority of the Board of
          Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT, including lowering the
          Aggregate Stock Ownership Limit.

               2.6 Ambiguity. In the case of an ambiguity in the interpretation of any of the provisions of this Section 2, the Board of Directors shall have the power to determine the application of the provisions of this Part D with respect to any situation based on the facts known to
          it. In the event that this Part D requires an action by the Board of
          Directors and this Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken. Any references contained in this Part D to the Board of Directors shall include any duly authorized committee thereof.

               2.7 Exceptions.

               a. The Board of Directors may, subject to such terms, conditions, representations and undertakings as it shall determine in its

                                       10

          sole discretion, exempt a Person from the application of any one or more of the provisions of Section 2.1(a), provided that such exemption does not (i) result in an individual Beneficially Owning more than nine and nine-tenths percent (9.90%) of the aggregate value of the outstanding shares of any class or series of Capital Stock, or otherwise cause the Corporation to fail to qualify as a REIT or (ii)
          cause the Capital Stock to be beneficially owned by less than 100
          Persons (determined under the principles of Section 856(a)(5) of the
          Code). Any violation or deemed violation of such representations or undertakings (or other action which is contrary the restrictions contained in Sections 2.1 through 2.6) will result in such Person, and any Capital Stock that such Person may Beneficially or Constructively
          Own, or in which it may otherwise hold any direct or indirect interest, being subject to the provisions of Section 2.1(b).

               b. Prior to granting any exception pursuant to Section 2.7(a), the Board of Directors may require a ruling from the Internal Revenue
          Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable.

               c. The Board of Directors may only reduce the Excepted Holder
          Limit for an Excepted Holder or the Existing Holder Limit for an
          Existing Holder for whom the Board of Directors has created an
          Excepted Holder Limit (1) with the written consent of such Excepted
          Holder or Existing Holder at any time, or (2) pursuant to the terms and conditions of any agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the
          Excepted Holder Limit for that Excepted Holder. No Excepted Holder
          Limit with respect to a class or series of Capital Stock shall be reduced to a percentage less than the Aggregate Stock Ownership Limit.

               2.8 Legend. Except as provided below, each certificate issued after the Initial Date for shares of Capital Stock shall bear substantially the following legend:

               The shares represented by this certificate are subject to certain ownership limitations and restrictions on transfer, as provided in the Certificate of Incorporation of the Corporation, and
               subject to such terms, conditions and exceptions as set forth therein. A copy of the Certificate of Incorporation of the
               Corporation may be obtained from the Corporation without charge.
               A violation of these provisions could result in the shares represented hereby being transferred to a trust for the benefit of a charitable beneficiary, or in a purported sale or other transfer of these shares being void.

               Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

                                       11

          3. TRANSFER OF CAPITAL STOCK IN TRUST.

          3.1 Ownership in Trust. Upon any purported Transfer or Event described in Section 2.1(b) that would result in a transfer of shares of Capital
     Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to a Trustee as trustee of such Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Event that results in the transfer to the Trust pursuant to Section 2.1(b). The Trustee shall be appointed by the
     Board of Directors and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Board of Directors as provided in Section 3.6.

          3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The
     Prohibited Owner shall have no rights in the shares held by the Trustee.
     Except to the extent expressly provided herein, the Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the
     Trustee, shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

          3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The
     Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Delaware law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the
     Corporation that the shares of Capital Stock have been for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Part D, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the
     Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                                       12

          3.4 Sale of Shares by Trustee. Within 90 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the
     Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate any of the ownership restrictions set forth in Section 2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.4. The Prohibited Owner shall receive the lesser of (1)
     the price paid by the Prohibited Owner for the shares or, if the Prohibited
     Owner did not give value for the shares in connection with the Transfer or
     Event causing the shares to be held in a Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the Transfer or Event that caused the shares to be held in the
     Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.4, such excess shall be paid to the Trustee upon demand.

          3.5 Purchase Right in Stock Transferred to the Trustee. Shares of
     Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of an Event, the
     Market Price at the time of such Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 3.4. Upon such a sale to the
     Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary in the manner provided in Section 3.4.

          3.6 Designation of Charitable Beneficiaries. By written notice to the
     Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in any Trust created pursuant to this Section 3 such that (i) the shares of Capital
     Stock held in the Trust would not violate the restrictions set forth in
     Section 2.1(a) in the hands of such Charitable Beneficiary, and (ii) each such organization must be described in Section 501(c)(3) of the Code and
     Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          4. NYSE TRANSACTIONS. Nothing in this Part D shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other

                                       13

national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Part D and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Part D.

          5. ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Part D.

          6. NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE FIVE

                  The Corporation is to have perpetual existence.

                                  ARTICLE SIX

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal the bylaws of the Corporation, as amended and restated from time to time
(the "Bylaws"). The affirmative vote of at least a majority of the whole Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The
Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the voting power of the then issued and outstanding shares of Capital Stock that are entitled to vote generally in the election of directors (the "Voting Shares").

                                 ARTICLE SEVEN

                     PART A. MEETINGS OF STOCKHOLDERS; ETC.

          Meetings of stockholders may be held within or without the State of
Delaware, as the Bylaws may provide. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either
(i) the Chairman of the Board of Directors, if there is one, (ii) the Chief
Executive Officer, if there is one, (iii) the President or (iv) the Board of
Directors. If, and for so long as, the Significant Stockholders (as defined in
Part A of Article EIGHT) and their respective Affiliates (as defined in Part A of Article EIGHT), collectively, beneficially own at least fifty percent (50%)
of the then issued and outstanding Voting Shares, then any authorized officer may call a special meeting at the request in writing of the stockholders holding a majority of the voting power of the then issued and outstanding Voting Shares.
At any time after the Significant Stockholders and their respective Affiliates cease, collectively, to beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, then the ability of the stockholders to call or cause a special meeting of stockholders to be called is hereby specifically denied. The books of the Corporation

                                       14

may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                       PART B. ACTION BY WRITTEN CONSENT

          If, and for so long as, the Significant Stockholders (as defined in
Part A of Article EIGHT) and their respective Affiliates (as defined in Part A of Article EIGHT), collectively, beneficially own at least fifty percent (50%)
of the then issued and outstanding Voting Shares, any action required or permitted by the Delaware Corporation Law to be taken at a stockholders' meeting may be taken without a meeting and without prior notice if the action is taken by the written consent of stockholders who would be entitled to vote at a meeting of holders of outstanding shares and who have voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote thereon were present and voted. At any time after the Significant Stockholders and their respective Affiliates cease, collectively, to beneficially own at least fifty percent (50%) of the then issued and outstanding Voting Shares, then no action required or permitted by the Delaware Corporation Law to be taken at a stockholders' meeting may be taken without a meeting or without prior notice.

                                 ARTICLE EIGHT

                              PART A. DEFINITIONS

          For purposes of this Article EIGHT, the following definitions shall apply:

          "Affiliate" means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Article EIGHT, none of (i) the New Global Entities and their Affiliates, on the one hand, or (ii) the Significant Stockholders and their respective Affiliates, on the other hand, shall be deemed to be
     "Affiliates" of one another. For purposes of this definition, "control"
     (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, forty percent (40%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

          "corporate opportunity" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of any of the Significant Stockholders or their respective Affiliates or

                                       15

     their officers or directors will be brought into conflict with that of any of the New Global Entities or their Affiliates.

          "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

          "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

          "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

          "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal,
     "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

          "New Global Entities" means the Corporation and its Subsidiaries, and
     "New Global Entity" shall mean any of the New Global Entities.

          "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such

                                       16

     capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

          "Significant Stockholders" means Fortress Pinnacle Acquisition LLC, a
     Delaware limited liability company, FRIT PINN LLC, a Delaware limited liability company, Fortress Pinnacle Investment Fund LLC, a Delaware limited liability company and Greenhill Capital Partners, L.P., a Delaware limited partnership and, in each case, their respective Subsidiaries (other than Subsidiaries that constitute New Global Entities), and "Significant
     Stockholder" shall mean any of the Significant Stockholders.

          "Subsidiary" with respect to any person means: (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

                     PART B. SIGNIFICANT STOCKHOLDERS, ETC.

          In anticipation and in recognition that:

          a. the Significant Stockholders or their respective Affiliates will be significant stockholders of the Corporation;

          b. directors, officers and/or employees of the Significant
     Stockholders and their respective Affiliates may serve as directors, officers and/or employees of the New Global Entities and their Affiliates;

          c. the New Global Entities and their Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

                                       17

          d. the New Global Entities and their Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations; and

          e. the New Global Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Significant Stockholders and their respective
     Affiliates,

the provisions of this Article EIGHT are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of certain affairs of the New Global Entities and their Affiliates as they may involve the Significant
Stockholders and their respective Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the New Global Entities and their Affiliates and their officers, directors and stockholders in connection therewith.

                   PART C. RELATED BUSINESS ACTIVITIES, ETC.

          Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the New Global Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Significant Stockholders and their respective Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the New
Global Entities or their Affiliates, (ii) do business with any client, customer or vendor of any of the New Global Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the New Global Entities or their Affiliates, and, to the fullest extent permitted by Law, the
Significant Stockholders and their respective Affiliates and officers, directors and employees thereof (subject to Part E of this Article EIGHT) shall not have or be under any fiduciary duty, duty of loyalty nor duty to act in good faith or in the best interests of the Corporation or its stockholders and shall not be liable to the Corporation or its stockholders for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of any of the Significant Stockholders or their respective
Affiliates or of any of their officer's, director's or employee's participation therein.

                      PART D. CORPORATE OPPORTUNITY, ETC.

          Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the New Global Entities or their Affiliates, on the other hand, may otherwise agree in writing, if any of the Significant Stockholders or their respective Affiliates, or any officer, director or employee thereof
(subject to the provisions of Part E of this Article EIGHT), acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Significant Stockholders or any of their Affiliates, none of the New
Global Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such corporate opportunity be offered to it or

                                       18

that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Corporation or any other New Global Entity with respect to such corporate opportunity, is hereby renounced by the Corporation on its behalf and on behalf of the other New Global Entities and their respective
Affiliates and stockholders in accordance with Section 122(17) of the Delaware
Corporation Law. Accordingly, subject to Part E of this Article EIGHT and except as the Significant Stockholders or their respective Affiliates may otherwise agree in writing, (i) none of the Significant Stockholders or their respective
Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the New Global Entities or their Affiliates and (ii) any of the Significant
Stockholders and their respective Affiliates shall have the right to hold any such corporate opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any person or persons other than the New Global Entities and their Affiliates, and, to the fullest extent permitted by Law, the Significant Stockholders and their respective
Affiliates and officers, directors and employees thereof (subject to Part E of this Article EIGHT) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the
Corporation, the other New Global Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other New Global
Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that any of the Significant Stockholders or their respective
Affiliates or any of their officers, directors or employees pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the
Significant Stockholders or their respective Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the corporate opportunity to the New Global Entities or their Affiliates.

                   PART E. DIRECTORS, OFFICERS AND EMPLOYEES

          Except as the Significant Stockholders or their respective Affiliates, on the one hand, and the New Global Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director or officer of any of the New Global Entities or their Affiliates who is also a director, officer or employee of any of the Significant Stockholders or their respective
Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if (i) such person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such person solely in, such person's capacity as director or officer of any of the New Global Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person's fiduciary duty to the Corporation, the other New Global Entities and their respective Affiliates and stockholders with respect to such corporate opportunity, (2) shall not have or be under any fiduciary duty to the Corporation, the other New Global Entities and their respective Affiliates and stockholders and shall not be liable to the
Corporation, the other New Global Entities or

                                       19

their respective Affiliates and stockholders for any breach or alleged breach thereof by reason of the fact that any of the Significant Stockholders or their respective Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the Significant Stockholders or their respective Affiliates or such director, officer or employee does not present, offer or communicate information regarding the corporate opportunity to the New
Global Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in, and not opposed to, the best interests of the Corporation and its stockholders for the purposes of Article NINE and the other provisions of this Certificate of Incorporation and (4) shall not have any duty of loyalty to the Corporation, the other New
Global Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the
Corporation, the other New Global Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof for purposes of Article
NINE and the other provisions of this Certificate of Incorporation as a result thereof and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, shall belong to the applicable
Significant Stockholder or respective Affiliates thereof (and not to any of the
New Global Entities or Affiliates thereof).

                PART F. AGREEMENTS WITH SIGNIFICANT STOCKHOLDERS

          The New Global Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the Significant Stockholders and their respective Affiliates pursuant to which the New Global Entities and their
Affiliates, on the one hand, and the Significant Stockholders and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees
(including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Part E of this Article EIGHT, except as otherwise required by
Law, and except as the Significant Stockholders or their respective Affiliates, on the one hand, and the New Global Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the New Global Entities and their Affiliates, or the Significant
Stockholders or their respective Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Corporation, any other New Global
Entity or their respective Affiliates and stockholders of any director or officer of the Corporation, any other New Global Entity or any Affiliate thereof who is also a director, officer or employee of any of the Significant
Stockholders or their respective Affiliates or to any stockholder thereof.
Subject to Part E of this Article EIGHT, to the fullest extent permitted by Law, and except as the Significant Stockholders or their respective Affiliates, on the one hand, and the New Global Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Significant Stockholders or their respective Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this Part F of Article

                                       20

EIGHT and no director, officer or employee of the Corporation, any other New
Global Entity or any Affiliate thereof who is also a director, officer or employee of any of the Significant Stockholders or their respective Affiliates shall have or be under any fiduciary duty to the Corporation, the other New
Global Entities and their respective Affiliates and stockholders to refrain from acting on behalf of any of the Significant Stockholders or their respective
Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

                               PART G. AMBIGUITY

          For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article EIGHT amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the
Significant Stockholders or any of their Affiliates, on the one hand and the New
Global Entities or any of their Affiliates, on the other hand.

                              PART H. TERMINATION

          The provisions of this Article EIGHT shall have no further force and effect on the date that both (i) the Significant Stockholders and their respective Affiliates cease to, collectively, beneficially own (as defined in
Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of
Capital Stock representing in the aggregate twenty percent (20%) of the voting power of the then issued and outstanding Voting Shares and (ii) no person who is a director or officer of the Corporation or any of its Affiliates is also a director or officer of any of the Significant Stockholders or their respective
Affiliates. In addition to any vote of the stockholders required by this
Certificate of Incorporation, until the expiration of this Article EIGHT referred to in the immediately preceding sentence, the affirmative vote of eighty percent (80%) of the voting power of the then issued and outstanding
Voting Shares, including the Voting Shares held by the Significant Stockholders and their respective Affiliates, shall be required to alter, amend or repeal
(including, without limitation, by merger or otherwise) in a manner adverse to the interests of any of the Significant Stockholders or their respective
Affiliates or any of their officers, directors or employees, or adopt any provision adverse to the interests of any of the Significant Stockholders or their respective Affiliates or any of their officers, directors or employees and inconsistent with, any provision of this Article EIGHT.

                     PART I. APPLICATION OF PROVISION, ETC.

          This Article EIGHT shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article EIGHT to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article EIGHT. No alteration, amendment, termination, expiration or repeal of this Article EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHT shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the New Global Entities or their Affiliates for or with respect

                                       21

to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article EIGHT, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

                                  ARTICLE NINE

          No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for
any transaction from which the director derived an improper personal benefit.
Any repeal or modification of this Article NINE by the stockholders of the
Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE TEN

          The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the
Corporation shall not be obligated to indemnify any director or officer (or such person's heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of
Directors. The right to indemnification conferred by this Article TEN shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article TEN to directors and officers of the Corporation. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or modification of this Article TEN shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                       22

                                 ARTICLE ELEVEN

          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                                 ARTICLE TWELVE

          The number of directors which at the time of the filing of this
Amended and Restated Certificate of Incorporation shall constitute the whole
Board of Directors shall be seven (7). The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by a resolution adopted by a majority of the Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and
Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Class I directors in office at the time of the filing of this
Amended and Restated Certificate of Incorporation shall terminate on the date of the 2006 annual meeting; the term of the Class II directors in office at the time of the filing of this Amended and Restated Certificate of Incorporation shall terminate on the date of the 2004 annual meeting; and the term of the
Class III directors in office at the time of the filing of this Amended and
Restated Certificate of Incorporation shall terminate on the date of the 2005 annual meeting. At each succeeding annual meeting of stockholders beginning in
2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders. Except as otherwise provided in the Bylaws, the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until the third succeeding meeting next after his election and until his successor is duly elected and qualified or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot. Any director or the whole Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding Voting Shares.

                                       23

                                ARTICLE THIRTEEN

          The Corporation shall seek to elect and maintain status as a REIT under Sections 856-860 of the Code (as defined in Part D of Article FOUR). The
Board of Directors shall use its reasonable best efforts to cause the
Corporation to satisfy the requirements for qualification as a REIT under the
Code, including, but not limited to, the ownership of this outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g)
of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Part D of Article FOUR is no longer required for REIT qualification.

                                ARTICLE FOURTEEN

          The Corporation expressly elects not to be governed by Section 203 of the Delaware Corporation Law.

                                ARTICLE FIFTEEN

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                       24

          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed on this 31st day of March
2004.

                                     GLOBAL SIGNAL INC.

                                     By:  /s/ Stephen W. Crawford
                                        -------------------------------------
                                        Name:  Stephen W. Crawford
                                        Title: Executive Vice President,
                                               General Counsel and Secretary